Exhibit 99.1

Acura Pharmaceuticals Announces

First Quarter 2020 Financial Results

Palatine, IL – (June 29, 2020) - Acura Pharmaceuticals, Inc. (OTCQB: ACUR), a specialty pharmaceutical company engaged in the research, development and commercialization of technologies and product candidates intended to mitigate the risk of outcomes associated with product misuse, announced today financial results for the three months ended March 31, 2020.

The Company reported revenues of $1.1 million and an operating loss of $483 thousand for the first quarter 2020 compared to revenues of only $67 thousand and an operating loss of $683 thousand for the same period in 2019. Included in expenses for the first quarter 2020 was a one-time charge of $668 thousand to recognize an impairment in our Aversion intangible asset.

The Company reported a net loss of $595 thousand or $0.02 per diluted share for the first quarter 2020 compared to a net loss of $788 thousand or $0.04 per diluted share for the same period in 2019.

Revenue for the three month period ended March 31, 2020 included $1.05 million in license fees derived from the license agreement with Abuse Deterrent Pharma. The Company also recorded royalty revenue of $33 thousand and $67 thousand, respectively, for the three month periods ended March 31, 2020 and 2019.

Research and development expense was $387 thousand for the three month period ended March 31, 2020, compared to $313 thousand for the same period in 2019. The expenses for both periods were for our research facility primarily associated with development of LTX-03.

General and administrative expense was $519 thousand (excluding the one-time $668 thousand charge for the impairment of the intangible asset) for the three month period ended March 31, 2020, versus $437 thousand in the same period last year.

As of June 26, 2020, the Company had a cash balance of approximately $1.0 million.

On June 28, 2019, we entered into a License, Development and Commercialization Agreement (the “Agreement”) with Abuse Deterrent Pharma, LLC (”AD Pharma”) for our lead product candidate, LTX-03 (hydrocodone bitartrate with acetaminophen immediate-release tablets utilizing Acura’s patented LIMITx™ technology). The Agreement is described in our press release dated July 2, 2019 and our Form 8-K filed July 5, 2019. Included in the Agreement is the requirement that the NDA for LTX-03 be accepted by the FDA by November 30, 2020, or AD Pharma has the option to terminate the Agreement and take ownership of the LIMITx intellectual property. Importantly, such failure to meet this date will be an event of default under their $6.0 million note to Acura. The NDA acceptance date of November 30, 2020 was predicated upon a timeline prepared at June 28, 2019 which included the purchase and installation of auxiliary production manufacturing equipment. At this time, all auxiliary manufacturing equipment needed for production has been received but recent COVID-19 risk mitigation strategies implemented at the New Jersey based contract manufacturer has delayed the installation of the equipment for several weeks. Acura currently expects the submission and FDA acceptance of a new drug application (“NDA”) for LTX-03 to occur in the second quarter of 2021, unless additional development delays are experienced. The Parties are in negotiations to amend the AD Pharma Agreement to extend the date of the FDA acceptance of the NDA for LTX-03 which would allow for these unforeseen delays, although no guarantee can be given that these negotiations will be successful. AD Pharma has deferred the remittance of the required monthly license payments for May and June, 2020 pending the completion of these negotiations.

About Acura Pharmaceuticals

Acura Pharmaceuticals is an innovative drug delivery company engaged in the research, development and commercialization of technologies and products intended to address safe use of medications. The Company has three proprietary technologies: LIMITx™ Technology, AVERSION® Technology and IMPEDE® Technology.

LIMITxTM Technology utilizes acid neutralizing ingredients to precisely control gastric acidity, which limits the release of drug from tablets and its subsequent systemic absorption when multiple tablets are ingested. LIMITxTM Technology is useful with products whose side effect risks can be mitigated by limiting exposure to a drug in overdose situations.

AVERSION® Technology, used in the FDA approved drug OXAYDO® (oxycodone HCl) marketed by Zyla Life Sciences, utilizes polymers designed to limit the abuse of the product by nasal snorting and injection. AVERSION® Technology is also licensed to KemPharm for use in certain of their products.

IMPEDE® Technology, used in NEXAFED® (pseudoephedrine HCl) and NEXAFED® Sinus (pseudoephedrine HCl/acetaminophen) marketed by MainPointe Pharmaceuticals, utilizes polymers and other ingredients to disrupt the extraction and processing of pseudoephedrine from the tablets into methamphetamine.

Forward-looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to obtain funding for our continuing operations, including the development of our products utilizing our LIMITx™ and Impede® technologies;
•	the expected results of clinical studies relating to LTX-03, a LIMITx hydrocodone bitartrate and acetaminophen combination product, or any successor product candidate, the date by which such studies will be complete and the results will be available and whether LTX-03 will ultimately receive FDA approval;
•	our business could be adversely affected by health epidemics in regions where third parties for which we rely, as in CROs or CMOs, have concentrations of clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom we rely;
•	whether LIMITx will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the LIMITx Technology deter abuse or overdose will be determined sufficient by the FDA to support approval or labelling describing safety and/or abuse deterrent features;
•	whether our LIMITx Technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including Oxaydo® Tablets and our Nexafed® products;
•	the pricing and price discounting that may be offered by Zyla Life Sciences for Oxaydo;
•	the results and timing of our development of our LIMITx Technology, including, but not limited to, the submission of a New Drug Application;
•	our or our licensees’ ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	whether the FDA will agree with or accept the results of our studies for our product candidates;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our technologies; and
•	whether Oxaydo or our Aversion, Impede and LIMITx products will ultimately deter abuse in commercial settings and whether our Nexafed products and Impede Technology product candidates will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward-looking statements by terms such as "may," “will”, "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," “indicates”, "projects," “predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

Acura Investor Relations
investors@acurapharm.com
847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(unaudited)	(audited)
	March 31,	December 31,
	2020	2019
Assets - current	$1,388	$1,178
Property, plant and equipment, net	525	540
Other assets	91	844
Total assets	$2,004	$2,562

Other liabilities - current	$968	$1,074
Accrued interest to related party – current	341	-
Debt to related party – current	6,000	-
Accrued interest to related party – noncurrent	-	229
Debt to related party – noncurrent	-	6,000
Stockholders' deficit	(5,305)	(4,741)
Total liabilities and stockholders' deficit	$2,004	$2,562

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Royalties	$33	$67
Collaboration	8	-
License fees	1,050	-
Total revenues	1,091	67
Operating expenses:
Research and development	387	313
General and administrative	1,187	437
Total operating expenses	1,574	750
Operating loss	(483)	(683)
Interest expense - related party	(112)	(105)
Loss before provision for income taxes	(595)	(788)
Provision for income taxes	-	-
Net loss	$(595)	$(788)

Net loss per share:
Basic	$(0.02)	$(0.04)
Diluted	$(0.02)	$(0.04)
Weighted average number of shares outstanding:
Basic	32,270	21,493
Diluted	32,270	21,493